Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Connecticut Dividend
Advantage Municipal Fund
333-49266
811-09465

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a
 new
investment
management
 agreement

 Common and
MuniPreferred
shares voting
together as a
class

  MuniPreferred
 shares voting
 together as a
class






   For

               1,352,640

                          -

   Against

                    44,156

                          -

   Abstain

                    45,082

                          -

   Broker
Non-Votes

                  456,203

                          -

      Total

               1,898,081

                          -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012795.